Exhibit 10.9

AMENDMENT TO

PURCHASE AND SALE AGREEMENT

THIS AMENDMENT TO PURCHASE AND SALE AGREEMENT (“Amendment”) dated the 14th day of January, 2014, is entered into by and among WAKE FOREST APARTMENTS, LLC, a North Carolina limited liability company (“Company”), WOODFIELD INVESTMENT COMPANY, LLC (“Manager”), and the members listed on Schedule 1, attached hereto (individually “Member” and collectively “Members”) (Manager and the Members are referred to herein individually as a “Seller” and collectively as the “Sellers”), and TRADE STREET OPERATING PARTNERSHIP, L.P. (“Buyer”).

WITNESSETH:

WHEREAS, Company and Buyer entered into that certain Purchase and Sale Agreement having an Effective Date of October 29, 2012 (“Agreement”); and

WHEREAS, Company owns all of the Property; and

WHEREAS, the parties desire to amend certain terms and provisions of the Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties intending to be legally bound, hereby agree as follows:

1.          The recitations heretofore set forth are true and correct and are incorporated herein by this reference.

2.          The Agreement as amended by this Amendment is hereby ratified and restated and remains in full force and effect. To the extent of any inconsistency between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall supersede and control to the extent of such inconsistency. Terms not otherwise defined herein shall have the meaning set forth in the Agreement.

3.          Section 2.3 of the Agreement is hereby amended to provide that the Management Agreement with the Management Company shall be terminated on the Closing Date and at Closing, Manager shall resign as the manager of the Company and a replacement manager shall be appointed by Buyer.

4.          Notwithstanding any provision of Section 2.2.5 of the Agreement to the contrary, upon the Company’s completion of the Project (subject to any Punch List items as described below), the Company shall provide Buyer with a written certification that the Project has been completed (“Completion Notice”), together with true and correct copies of the following “Completion Documents” (i) all Final Certificates of Occupancy for the entire Project, and (ii) the certificate of the Project Architect or the AIA Document G-704 Certificate of Substantial Completion (or factual equivalent from the Project Architect) as provided in Section 2.2.5 of the Agreement. After delivery of the Completion Notice and Completion Documents, the Buyer shall have the right to perform the Final Inspection as provided in Section 2.2.5 of the Agreement. There are no Change Requests under the Agreement other than as set forth in Schedule 2. Manager, on behalf of the Company and the Sellers, shall complete the work on the Punch List (if any) as required under the Agreement on or before the Closing.

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5.           Assignment of Interests.

(a)          Instead of Buyer acquiring the Property, at Closing, each Member and Manager shall collectively assign to the Buyer one hundred percent (100%) of the management and ownership interests in the Company (collectively, “Interests”), free and clear of all liens, claims and encumbrances. At Closing (i) the Sellers shall execute and deliver to Buyer the Assignment and Assumption Agreement in the form attached hereto as Schedule 3 (the “Assignment and Assumption”), whereby the Interests are assigned to Buyer, free and clear of all liens, claims and encumbrances, (ii) Buyer (or its designee) shall become a “Substituted Member” (as defined in the Constituent Documents) and the sole member of the Company, all managers and officers of the Company shall resign and Buyer’s designees shall be appointed as managers and officers of the Company, and (iii) the Company shall continue to own the Property, subject only to the Permitted Exceptions. Manager shall execute and deliver to Buyer at Closing (i) a FIRPTA Affidavit, (ii) the Assignment and Assumption, (iii) as to the Member Entities, certificates of good standing and resolutions authorizing this transaction, (iv) the “Non-Imputation Documents” (as hereinafter defined), a “Closing Affidavit” in form required by the Title Company to delete the gap, party(ies) in possession (other than the Leases) and mechanics’ lien exceptions in the Title Commitment, (v) the documents set forth in Sections 5.4.4 through and including 5.4.12 of the Agreement and (vi) a closing statement (the “Closing Statement”) reflecting the allocation of the Purchase Price among the Sellers and other prorations and credits as contemplated in the Agreement or this Amendment. The Manager shall be responsible for performing all post closing repair obligations of the Company (previously the obligation of the Company) but at the expense of the Sellers. The parties acknowledge and agree that the documents set forth in Sections 5.4.1 through and including 5.4.3 of the Agreement shall be inapplicable to the Closing as contemplated by this Amendment and the Sellers shall have no obligation to deliver such documents.

(b)          At Closing, Buyer shall execute and deliver (i) the items set forth in Sections 5.5.1 and 5.5.3 through and including 5.5.5 of the Agreement and (ii) the Closing Statement. The parties acknowledge and agree that the document set forth in Section 5.5.2 of the Agreement shall be inapplicable to the Closing as contemplated by this Amendment and Buyer shall have no obligation to deliver such documents.

(c)          On the Closing Statement, the amounts payable to the Sellers shall be adjusted to provide an appropriate credit against (or increase to, as applicable) the Purchase Price for all prorations and adjustments under the Agreement, including the $1,000 Rent Ready credit for each unit which is not Rent Ready. The Sellers agree that a portion of the Purchase Price in the amount of [$250,000] (the “Sellers’ Holdback”) shall be disbursed to and held by Manager after Closing for the purpose of satisfying any post-Closing obligations or liabilities of the Sellers. Upon any post-Closing obligation or liability of the Sellers becoming due and payable, Manager shall disburse the applicable portion of the Sellers’ Holdback as necessary to satisfy such obligation or liability. Upon the first (1st) anniversary of the Closing Date, Manager shall disburse the remaining balance of the Seller’s Holdback, if any, to the Sellers on a pro rata basis in accordance with their respective shares of the Purchase Price as set forth in the Closing Statement. The provisions of this Section 5(c) shall survive Closing.

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(d)          On or before the Closing, Manager on behalf of the Sellers shall provide to Buyer up-to-date (i.e., within the thirty (30) day period prior to Closing) (i) UCC, judgment and tax lien searches for each Seller and the Company in the appropriate jurisdiction(s) for each such Seller and the Company reflecting that there are no liens or encumbrances affecting the Interests or any personal property owned by the Company (other than the lien of the Company’s construction financing that will satisfied at Closing) and (ii) judgment and litigation searches for the Company reflecting that there is no pending judgment lien or litigation affecting the Company or the Property. To the extent that such searches reflect any lien encumbering a Seller’s Interest, or the Property such Seller (as to itself) and the Manager, (as to the Property) shall either satisfy any such obligation or provide evidence reasonably acceptable to Buyer that any lien is not applicable to such Seller’s Interest or the Property, as applicable.

(e)          At Closing, the Company shall pay and have completely performed in full all obligations required to be paid or performed by the Company under the Total Contracts (as defined below), except the Company shall remain obligated to pay for goods or services provided under those contracts set forth on Schedule 7 (“Specified Contracts”) only to the extent such goods or services are provided to the Company from and after Closing.

6.          Immediately prior to Closing, all of cash on hand for the Company shall be distributed to the Sellers in accordance with the terms of the applicable Constituent Documents (as defined in Section 10(l) herein) and Schedule 4 attached hereto, and such disbursement of funds shall not in any way whatsoever give rise to a credit against the Purchase Price or any other form of compensation or consideration benefitting Buyer, except Buyer shall be entitled to the prorations and adjustments set forth in the Agreement.

7.          All proceeds delivered to the Sellers at or in connection with Closing pursuant to the terms of the Agreement shall be shared among the Sellers in the same proportions and manner as set forth in the Constituent Documents if the Company sold the Property and each of said Sellers would have shared in said proceeds if the form of the transaction had remained a sale of the Property by the Company, rather than a sale and assignment of the Interests, and if said proceeds had been distributed immediately by the Company to all of its Members in the manner prescribed in the Constituent Documents of the Company.

8.          The term “Member Entity” shall mean singularly, and the term “Member Entities” shall mean collectively, all entities that comprise the Members of the Company, including Manager, but excluding any entity that is an IRA custodian or IRA trustee for the benefit of an individual.

9.          The term “Individual Members” shall mean all individuals that comprise the Members of the Company. The term “Individual Member” shall mean such individuals singularly.

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10.        Manager’s Representations and Warranties. Manager hereby represents, warrants and covenants unto Buyer as of the date hereof and as of Closing and agrees with Buyer as follows, to wit:

(a)          Ability to Perform. Each of the covenants, representations and warranties of the Company in the Agreement are and, at Closing, shall be true and correct.

(b)          Taxes. The Company has paid or will pay prior to Closing all federal, state and municipal income, sales, use, occupational, property and other taxes, assessments, fees, and charges levied upon its assets and income or otherwise relating or attributable to the Property and/or the assets of or business conducted by the Company as of the Closing Date (as applicable); provided, however, for the avoidance of doubt, that this sentence shall not apply to (i) any taxes or assessments that are subject to proration in accordance with the Agreement or (ii) any taxable gain or income of the Company that is allocated to the Members in accordance with applicable law. The Company has paid all sales and similar taxes with respect to the Property and all rentals paid with respect thereto. The Company has not received any written notice from any applicable governmental authority of any pending or threatened special assessments pertaining to the Property, the Interests or the Company. The Company is not delinquent in the payment of any tax, estimated tax, assessment or governmental charge. There are no tax liens affecting Manager’s Interest, the Property or assets of the Company, except liens for non-delinquent property taxes on the Property (being prorated at Closing). At Closing, all taxes and assessments on the Property and prior years will be paid to the extent due to enable the Title Company to only take exception for taxes for the year of Closing and subsequent years with respect to the Property. Manager shall cause the Company to file a short-year tax return for the Company that includes the period from its formation date through the Closing Date, and the Sellers shall be solely responsible for payment of any and all taxes due to any governmental agency related to the filing of such short-year tax return. In the event that after the Closing Date a deficiency is determined in the amount of any federal, state or local tax payable by the Company that would affect the Company or the Buyer or its assigns (directly or indirectly) and which deficiency relates to any period ending prior to the Closing Date, then, in that event, the Sellers shall be fully responsible for the payment of said deficiency and agree to indemnify the Buyer and/or its assigns related thereto.

(c)          Litigation. There is no litigation, action, or proceeding pending or, to Manager’s knowledge, threatened relating to the Company, the Property, or the transactions contemplated by the Agreement, including, but not limited to, those alleging the violation of any laws, ordinances, orders or regulations of governmental or quasi-governmental authorities.

(d)          Employees. From the date of each Company’s formation, the Company has not ever had any employees or pension, profit sharing or other benefit plans.

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(e)          Financial Statements. The balance sheets, income statements, tax statements and other financial information pertaining to the Company attached hereto as Schedule 5 or which may be supplied by Manager to Buyer (“Financial Records”) are in accordance with the books and records of the Company, used in its day-to-day operations for the periods therein specified and same fairly presents in all material respects, the financial condition of the Company. Specifically, but not by way of limitation, the balance sheets comprising the Financial Records disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued, contingent or otherwise, and whether due or to become due) of the Company at the applicable balance sheet date and have been prepared consistently. Notwithstanding anything to the contrary in this Section, the parties acknowledge that the Financial Records of the Company may not be complete for the period of operation of the Company through the Closing Date. Manager shall cause the Company to update such Financial Records through the Closing to reflect any material changes in such Financial Records from the date of such Financial Records through the Closing Date. As of Closing, there shall be no loans or obligations owed by the Company to any person, firm or entity, other than the Specified Liabilities.

(f)          Present Status. Since the dates of the most recent balance sheets comprising the Financial Records, the Company has not:

(i)          Except for the Specified Liabilities, incurred any obligations or liabilities, absolute, accrued, contingent or otherwise except to the extent same shall be paid in full or prorated as part of Closing;

(ii)         Sold or transferred any assets, except in the ordinary course of business;

(iii)        Suffered any damage, destruction or loss (whether or not covered by insurance) materially affecting its properties, business or prospects;

(iv)        Waived or modified any contractual rights of substantial value;

(v)         Entered into any transaction other than in the ordinary course of business; or

(vi)        Experienced any event or condition (financial or otherwise) which does have, or reasonably might have, a material adverse affect on its assets, condition or business prospects.

(g)          Specified Liabilities. Immediately following the completion of the Closing, the Company shall not have any liabilities or obligations other than the Leases, Specified Contracts, Permitted Exceptions (collectively “Specified Liabilities”). The Company has paid and shall pay in full on or before Closing all hard and soft costs in connection with development and construction of the Project. The Company and Manager hereby (i) terminate all agreements between Company and Manager effective as of Closing, and (ii) agree that all obligations of the Company to Manager, including, but not limited to, any obligations under any agreements between the Company and Manager, including, but not limited to, any indemnities, shall be deemed satisfied or waived by Manager as of Closing.

(h)          FIRPTA. Manager is a “United States person” within the meaning of the Internal Revenue Code of 1986, as amended.

(i)           Free and Clear. Manager’s Interest in and rights as manager of the Company as of the Closing Date shall be free and clear of all liens and encumbrances.

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(j)           No Warrants. The Company has not issued any outstanding options, warrants or other rights to purchase any interest in the Company or the Property. The Company has not issued or authorized any outstanding purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any additional interests in the Company.

(k)          Interest. The Interests of the Members, collectively, to be assigned by the Members to Buyer comprise all of the issued and outstanding legal and beneficial Interests in the Company. The percentage of each Interest owned by each Member in the Company is set forth on Schedule 1. The Members set forth on Schedule 1 comprise all “Investor Members” (as defined in the Constituent Documents) of the Company. Manager owns its Interest in the Company free and clear of all liens, claims, and encumbrances. All of such Interests have been duly authorized, are validly issued, fully paid and nonassessable, and are not subject to preemptive rights, rights of first refusal or any other right or interest of any third party created by statute or any agreement to which the Company or Manager is a party or by which either the Company or Manager is bound or subject. Neither the Company nor Manager has issued or granted any interests, options, interest appreciation rights, performance units or similar rights related to Company. All necessary consents, approvals and requirements to transfer Manager’s Interest to Buyer, free of liens, claims and encumbrances, including, but not limited to, requirements under the Constituent Documents, have been obtained as of the date hereof. There are no contracts, commitments or agreements relating to voting, purchase or sale of all or any portion of Manager’s Interest, or any or rights to distributions with respect thereto, except as set forth in the Constituent Documents.

(l)           Constituent Documents. True and correct copies of the Company’s operating agreement and all amendments, assignments and supplements thereto (the “Constituent Documents”) are set forth on Schedule 4. Such Constituent Documents shall not be amended prior to Closing without Buyer’s written approval. Schedule 1 sets forth the name of each Member and such Member’s percentage Interest in the Company.

(m)         Tax Returns. The Company shall file or cause to be filed all applicable federal, state and local tax returns applicable to the Company required to be filed before Closing and has paid all taxes due with respect to the Company with respect to the periods covered by such returns for the period prior to Closing. Neither the Internal Revenue Service nor any other taxing authority is now asserting or to the knowledge of Manager threatening to assert against any of the Sellers any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith relating to income or gain allocated to them by the Company. After Closing, Manager agrees to cause all tax returns and reports that are required to be prepared and filed for the period of operations of the Company prior to the Closing Date, including but not limited to the short tax year for the year of Closing and any taxes due related thereto as otherwise set forth herein, to be timely prepared and filed, at the Sellers’ expense. The Sellers shall satisfy all amounts falling due prior to the Closing Date with respect thereto.

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(n)          Sales Tax. At Closing, all sales tax returns to the extent such returns are due prior to Closing with respect to the Property owned by the Company will have been filed. Any outstanding obligation for sales tax on rents which have been paid shall be prorated with the Sellers responsible for such sales taxes in connection with the Property at or prior to Closing and the Company shall be responsible for such sales taxes in connection with the Property subsequent to Closing. Notwithstanding the previous sentence, to the extent the Company has collected sales tax on rent payments made prior to the Closing, the amount of all such sales taxes that were collected (or should have been so collected) shall be retained by the Company and not disbursed to Members (to the extent not previously paid to the North Carolina Department of Revenue) at the Closing to be used to satisfy the obligation to collect and remit such sales taxes to the North Carolina Department of Revenue. All transfer taxes and withholdings with respect to this transaction shall be paid by the Sellers at Closing.

(o)          The Company has been and is in compliance in all material respects with the loan documents for the Company’s construction loan that is secured by the Property.

(p)          Recycled Entities. The Company:

(i)          has not entered into any contract or agreement with any of its “Affiliates”, constituents, or owners, or any guarantors of any of its obligations or any Affiliate of any of the foregoing (individually, a “Related Affiliate Party,” and collectively, the “Related Affiliate Parties”), except upon terms and conditions that are commercially reasonable and substantially similar to those available in an arm’s-length transaction with an unrelated party. “Affiliate” of any person, firm or entity (“Person”) means (i) any other Person which, directly or indirectly, is in Control of, is under the Control of, or is under common Control with, such Person; (ii) any other Person who is a director or officer of (A) such Person, (B) any subsidiary of such Person, or (C) any Person described in clause (i) of this definition; or (iii) any corporation, limited liability company or partnership which has as a director any Person described in Section (ii) of this definition;

(ii)         has done or caused to be done all things necessary to observe all organizational formalities applicable to it and to preserve its existence;

(iii)        has maintained all of its books, records, financial statements and bank accounts separate from those of any other Person;

(iv)        has not had its assets listed as assets on the financial statement of any other Person;

(v)         has filed its own tax returns (except to the extent that it has been a tax disregarded entity not required to file tax returns under applicable law) and, if it is a corporation, has not filed a consolidated federal income tax return with any other Person;

(vi)        has been, and at all times has held itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate or other Related Affiliate Party);

(vii)       has conducted all of its business and held all of its assets in its own name;

(viii)      has not commingled its assets with those of any other Person and has held all of its assets in its own name;

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(ix)         has not guaranteed or become obligated for the debts of any other Person;

(x)          has not held itself out as being responsible for the debts or obligations of any other Person; has allocated fairly and reasonably any overhead expenses that have been shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate or Related Affiliate Party;

(xi)         has not pledged its assets to secure the obligations of any other Person and no such pledge remains outstanding; and

(xii)        has not had any of its obligations guaranteed by an Affiliate or other Related Affiliate Party, except for guarantees that have been either released or discharged (or that will be discharged as a result of the Closing).

The Company is a “Single Purpose Entity” which is a limited liability company which, at all times since its formation and thereafter:

(i)          The Company does not own and has not owned, either directly or indirectly, any asset or property other than (1) the Property, and (2) incidental personal property necessary for the ownership or operation of the Property;

(ii)         The Company has not engaged in and will not engage in any business other than the ownership, management and operation of the Property (with respect to Company), and the Company will conduct and operate its business as presently conducted and operated;

(iii)        The Company has not entered and will not enter into any contract or agreement with any affiliate of the Company, any Member of Company or any affiliate of any Member, except upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arms-length basis with unaffiliated third parties;

(iv)        The Company has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (1) trade and operational debt incurred in the ordinary course of business with trade creditors in amounts as are normal and reasonable under the circumstances provided that such debt is paid by Closing, and (2) except for debt which is being paid in full on or before Closing. At Closing, there shall be no secured debt (subordinate or pari passu) encumbering the Property, nor any liabilities other than the Specified Liabilities;

(v)         The Company has not made and will not make any loans or advances to any third party (including any affiliate, constituent party or any affiliate of any constituent party), and has not and will not acquire obligations or securities of its affiliates or any constituent party.

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(vi)        The Company has been, are and will remain solvent and the Company has and will pay its own debts and liabilities from its assets, as the same shall become due.

(vii)       The Company has done or caused to be done and will do or cause to be done all things necessary to observe organizational formalities and preserve its existence, and the Company has not and will not, prior to Closing, nor has the Company permitted nor will Company permit any of its Members or Manager, to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation, bylaws, articles of organization, operating agreement, trust agreement or other organizational document of Company in a manner which would result in a breach of any of the representations, warranties or covenants set forth in this Amendment or in a manner that would otherwise adversely affect the Company’s single purpose status.

(viii)      The Company has and will maintain all of its books, records, financial statements and bank accounts separate from those of its affiliates, any Member and any other person; provided, however, Company may include its financial statements as part of a consolidated financial statement if (i) such statements contain a notation that makes clear that Company is a separate entity and that the assets and credit of the Company are not available to satisfy liabilities of any other person and that the assets and credit of such other person are not available to satisfy liabilities of the Company, the Company has and will file its own tax returns as required by applicable state and federal law; the Company has maintained and shall maintain its books, records, resolutions and agreements as official records.

(ix)         The Company has been and will be, and at all times has and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of the Company or any Member, or any affiliate of any Member), has corrected and will correct any known misunderstanding regarding its status as a separate entity, has conducted and will conduct business in its own name, has not identified and shall not identify itself or any of its affiliates as a division or part of the other and has maintained and shall maintain and utilize separate stationery, invoices and checks.

(x)          The Company has not assumed or guaranteed and will not assume or guaranty the debts of any other person, has not held and will not hold itself out to be responsible for the debts of any other person, and has not and will not otherwise pledge its assets for the benefit of any other person or hold out its credit as being available to satisfy the obligations of any other person.

(xi)         The Company has maintained and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

(xii)        Neither the Company, Manager, nor any of their respective Members has caused or will cause or permit the dissolution, winding up, liquidation, consolidation or merger in whole or in part, of the Company; and neither Company nor any of its respective Members has disposed or will dispose of all or substantially all of the assets of Company and has not changed and will not change Company legal structure.

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(xiii)       The Company has not commingled and will not commingle the funds and other assets of Company with those of any affiliate or Member or any other person.

(xiv)      The Company has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or constituent party, or any other person.

(xv)       The Company does not and will not hold itself out to be responsible for the debts or obligations of any other person.

(xvi)      The Company does and shall continue to (i) allocate fairly and reasonably any overhead and expense for office space shared with any affiliated person, (ii) pay any liabilities, including salaries of its employees, out of its own funds and not from funds of any affiliated person and/or (iii) maintain a sufficient number of employees (which may be zero) in light of its contemplated business operations.

(xvii)     The Company shall not institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of such proceedings against it, or file a petition seeking, or consent to, reorganization or relief, under any chapter of the Bankruptcy Code (Title 11 of the United States Code), as amended, or any other bankruptcy or similar laws, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of it or of a substantial part of its assets or property, or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any action in furtherance of any of the foregoing. Without limiting the foregoing and notwithstanding any other provision of the Agreement or of any of the organizational documents of Company or any provision of law that otherwise so empowers the Company, the Company shall not be authorized or empowered to, nor shall the Company institute proceedings to have the Company adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a voluntary petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company’s inability to pay its debts generally as they become due, or to the fullest extent permitted by law, to take any action in furtherance of any such action. The Company shall not be authorized or empowered, nor shall the Company consolidate, merge, dissolve, liquidate or sell all or substantially all of the Company’s assets.

(q)          At Closing, the Company shall own the Property free and clear of all liens and encumbrances, subject only to the Permitted Exceptions.

(r)          There has been no dissolution of the Company.

(s)          As of Closing, no buy-sell has been exercised under the Constituent Documents.

(t)          All outstanding debts and operating expenses of the Company shall be paid in full as of the Closing, except to the extent that any such items shall be prorated or otherwise shall be the Company’s or the Buyer’s responsibility after Closing in accordance with the express terms of the Agreement, as amended hereby.

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(u)          Schedule 6 attached hereto and made a part hereof is a true and correct schedule of all contracts to which the Company is a party (“Total Contracts”). The term “Specified Contracts” is amended to include the contracts set forth on Schedule 7. At Closing and subject to the provisions of the Agreement relating to proration of expenses, the Company shall pay and have completely performed in full all obligations required to be paid or performed by the Company under the Total Contracts, except the Company shall remain obligated to pay for services provided under the Specified Contracts for services first provided to the Company from and after Closing. The Company is and at Closing shall be current and in good standing in all material respects under all of the Total Contracts.

(v)         All loans, fees and expenses of the Company shall be paid in full at Closing except for the Specified Liabilities and items which will be prorated and paid in accordance with the terms of the Agreement.

Section 7.3 of the Agreement shall apply to the representations and warranties made in this Section 10 and the representations and warranties made pursuant to this Section 10 shall survive for the statute of limitations period; however, all representations and warranties referred to in Section 7.3 of the Agreement shall survive only to the extent provided for in Section 7.3 of the Agreement.

11.         Manager’s Indemnity; Joint Liability.

(a)          Manager hereby agrees to indemnify and hold Buyer harmless for all loss, costs, or expense, including reasonable attorneys’ fees through all trial and appellate levels for any breach of representations or warranties in Section 10 of this Amendment. The provisions of this Section shall survive Closing for the statute of limitations period.

(b)          Manager shall be jointly and severally liable for all representations, warranties, covenants and obligations of the Sellers under this Amendment except for (i) the representations of the Member Entities (other than Manager) under Section 12 hereof; (ii) the indemnification obligations of the Member Entities (other than Manager) under Section 13 hereof; (iii) the representations of the Individual Members under Section 14 hereof; and (iv) the indemnification obligations of the Individual Members under Section 15 hereof.

12.         Member Entities’ Representations and Warranties. Notwithstanding anything to the contrary contained in this Agreement, each of the Member Entities (including Manager in its capacity as a Member Entity), individually and severally, hereby represents, warrants and covenants, on behalf of itself only and with respect only to its respective share of and interest in the Interests, and not jointly with any other Sellers, unto Buyer and agrees with Buyer as follows, to wit:

(a)          Ability to Perform. Such Member Entity has the full power and authority to execute, deliver and carry out the terms and provisions of this Amendment applicable to it. No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Amendment by such Member Entity performing its obligations under this Amendment including, but not limited to, transferring such Member Entity’s Interest to Buyer (or its designees).

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(b)          Taxes. Such Member Entity has paid or will pay prior to Closing all federal, state and municipal income, sales, use, occupational, property and other taxes, assessments, fees, and charges levied upon its assets and income or otherwise relating or attributable to the assets of or business conducted by it and that are due as of the Closing Date (as applicable); provided, however, for the avoidance of doubt, that this sentence shall not apply to any taxes or assessments that are subject to proration in accordance with the Agreement. Such Member Entity has not received any written notice from any applicable governmental authority of any pending or threatened special assessments pertaining to such Member Entity’s Interest. Such Member Entity is not delinquent in the payment of any tax, estimated tax, assessment or governmental charge. There are no tax liens affecting the Interest of such Member Entity. In the event that after the Closing Date a deficiency is determined in the amount of any federal, state or local tax payable by such Member Entity that would affect Buyer or its assigns (directly or indirectly) and which deficiency relates to periods ending prior to the Closing Date, then, in that event, such Member Entity shall be fully responsible for the payment of said deficiency and agrees to indemnify the Buyer and/or its assigns related thereto as set forth in Section 13 hereof.

(c)          Duly Organized. Such Member Entity is duly organized and validly existing and is in good standing in the state of its formation. Such Member Entity has full power and authority to enter into this Amendment and to perform its respective obligations hereunder.

(d)          Litigation. There is no litigation, action, or proceeding pending or, to such Member Entity’s knowledge, threatened relating to such Member Entity or such Member Entity’s Interest, including, but not limited to, those alleging the violation of any laws, ordinances, orders or regulations of governmental or quasi-governmental authorities.

(e)          FIRPTA. Such Member Entity is a “United States person” within the meaning of the Internal Revenue Code of 1986, as amended.

(f)           Free and Clear. The Interest of such Member Entity as of the Closing Date is in the percentage set forth on Schedule 1 and such Interest shall be transferred to Buyer free and clear of all liens and encumbrances.

(g)          No Warrants. Except as set forth in the Constituent Documents for the Company, such Member Entity has not issued or been issued any outstanding options, warrants or other rights to purchase the Interest held by such Member Entity, and such Member Entity has not issued or authorized or been issued any purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require such Member Entity to transfer, sell or otherwise cause any third party to hold its respective Interest.

12

(h)          Interest. The Interest of such Member Entity as shown on Schedule 1 comprises all of the legal and beneficial Interest of such Member Entity in the Company. Such Member Entity owns such issued and outstanding legal and beneficial Interest free and clear of all liens, claims, and encumbrances. To such Member Entity’s knowledge, its Interest has been duly authorized, is validly issued, fully paid and nonassessable, free and clear of any liens and encumbrances of any kind, and is not subject to preemptive rights, rights of first refusal or any other right or interest of any third party created by statute or any agreement to which such Member Entity is a party or by which it is bound or subject. Such Member Entity has not issued or granted any interests, options, interest appreciation rights, performance units or similar rights related to its Interest. All necessary consents, approvals and requirements of such Member Entity to transfer the Interest to Buyer, free of liens, claims and encumbrances, including, but not limited to, the requirements of the Constituent Documents have been obtained as of the date hereof. There are no contracts, commitments or agreements relating to voting, purchase or sale of such Member Entity’s Interest, or any rights to distributions with respect thereto, except as set forth in the Constituent Documents for the Company.

(i)           Tax Returns. Such Member Entity shall file or cause to be filed all applicable federal, state and local tax returns applicable to it and required to be filed before Closing and has paid all taxes due with respect to such Member Entity with respect to the periods covered by such returns for the period prior to Closing. Neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the knowledge of such Member Entity, threatening to assert against it any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith, which additional taxes, interest or penalties, if any, such Member Entity shall promptly pay upon assessment, unless such assessment is disputed in good faith. After Closing, such Member Entity agrees to cause all tax returns and reports that are required to be prepared and each filed for the period of operations of such Member Entity prior to the Closing Date.

The representations and warranties made pursuant to this Section 12 shall survive for the statute of limitations period.

13.         No Joint Liability of Member Entities; Member Entities Indemnity. It is hereby understood, acknowledged and agreed by all parties hereto that each Member Entity (including the Manager in its capacity as a Member Entity) shall be severally liable as to its representations and obligations as one of the Member Entities as set forth in Section 12. Each Member Entity (including the Manager in its capacity as a Member Entity) will indemnify and hold Buyer harmless for all loss, costs, or expense, including reasonable attorneys’ fees through all trial and appellate levels for any breach of such Member Entity’s representations or warranties in Section 12 of this Amendment. The provisions of this Section shall survive Closing for the statute of limitations period.

14.         Individual Members Representations and Warranties. Notwithstanding anything to the contrary contained in this Agreement, each of the Individual Members, individually and severally, hereby represents, warrants and covenants, on behalf of himself or herself only and with respect only to his or her respective share of and interest in the Interests, and not jointly with any other Sellers unto Buyer and agrees with Buyer as follows, to wit:

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(a)          Ability to Perform. Such Individual Member has the full power and authority to execute, deliver and carry out the terms and provisions of this Amendment applicable to him or her. No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Amendment by such Individual Member performing his or her obligations under this Amendment including, but not limited to, transferring such Individual Member’s Interest to Buyer (or its designees).

(b)          Taxes. Such Individual Member has paid or will pay prior to Closing all federal, state and municipal income, sales, use, occupational, property and other taxes, assessments, fees, and charges levied upon its assets and income or otherwise relating or attributable to the assets of or business conducted by him or her and that are due as of the Closing Date (as applicable); provided, however, for the avoidance of doubt, that this sentence shall not apply to any taxes or assessments that are subject to proration in accordance with the Agreement. Such Individual Member has not received any written notice from any applicable governmental authority of any pending or threatened special assessments pertaining to such Individual Member’s Interest. Such Individual Member is not delinquent in the payment of any tax, estimated tax, assessment or governmental charge. There are no tax liens affecting the Interest of such Individual Member. In the event that after the Closing Date a deficiency is determined in the amount of any federal, state or local tax payable by such Individual Member that would affect Buyer or its assigns (directly or indirectly) and which deficiency relates to periods ending prior to the Closing Date, then, in that event, such Individual Member shall be fully responsible for the payment of said deficiency and agrees to indemnify the Buyer and/or its assigns related thereto as set forth in Section 14.

(c)          Litigation. There is no litigation, action, or proceeding pending or, to such Individual Member’s knowledge, threatened relating to such Individual Member or his or her Interest, including, but not limited to, those alleging the violation of any laws, ordinances, orders or regulations of governmental or quasi-governmental authorities.

(d)          FIRPTA. Such Individual Member is a “United States person” within the meaning of the Internal Revenue Code of 1986, as amended.

(e)          Free and Clear. The Interest of such Individual Member as of the Closing Date is in the percentage set forth on Schedule 1 and such Interest shall be transferred to Buyer free and clear of all liens and encumbrances.

(f)           No Warrants. Except as set forth in the Constituent Documents for the Company, such Individual Member has not issued or has been issued any outstanding options, warrants or other rights to purchase the Interest held by such Individual member, and such Individual Member has not issued or authorized or has been issued any purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require such Individual Member to transfer, sell or otherwise cause any third party to hold his or her respective Interest.

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(g)          Interest. The Interest of such Individual Member as shown on Schedule 1 comprises all of the legal and beneficial Interest of such Individual Member in the Company. Such Individual Member owns his or her issued and outstanding legal and beneficial Interest in the Company free and clear of all liens, claims, and encumbrances. To such Individual Member’s knowledge, his or her Interest has been duly authorized, is validly issued, fully paid and nonassessable, free and clear of any liens and encumbrances of any kind, and is not subject to preemptive rights, rights of first refusal or any other right or interest of any third party created by statute or any agreement to which such Individual Member is a party or by which he or she is bound or subject. Such Individual Member has not issued or granted any interests, options, interest appreciation rights, performance units or similar rights related to his or her Interest. All necessary consents, approvals and requirements to transfer the Interest of such Individual Member to Buyer, free of liens, claims and encumbrances, including but not limited to, the requirements of the Constituent Documents, have been obtained as of the date hereof. There are no contracts, commitments or agreements relating to voting, purchase or sale of such Individual Member’s Interest, or any rights to distributions with respect thereto, except as set forth in the Constituent Documents for the Company.

(h)           Tax Returns. Such Individual Member shall file or cause to be filed all applicable federal, state and local tax returns applicable to him or her and required to be filed before Closing and has paid all taxes due with respect to such Individual Member with respect to the periods covered by such returns for the period prior to Closing. Neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the knowledge of such Individual Member, threatening to assert against him or her any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith, which additional taxes, interest or penalties, if any, such Individual Member shall promptly pay upon assessment, unless such assessment is disputed in good faith, whereupon such Individual Member shall pay same (which may be paid under protest). After Closing, such Individual Member agrees to cause all tax returns and reports that are required to be prepared and each filed for the period prior to the Closing Date.

The representations and warranties made in this Section 14 and the representations and warranties made pursuant to this Section 14 shall survive for the statute of limitations period.

15.        No Joint Liability of Individual Members; Individual Members Indemnity. It is hereby understood, acknowledged and agreed by all parties hereto that each Individual Member shall be severally liable for its representations, warranties and obligations set forth in Section 14. Each Individual Member will indemnify and hold Buyer harmless for all loss, costs, or expense, including reasonable attorneys’ fees through all trial and appellate levels for any breach of such Individual Member’s representations or warranties in Section 14 of this Amendment. The provisions of this Section shall survive Closing for the statute of limitations period.

16.        Conversion. On or before Closing, the Sellers shall cause the Company to be converted to a Delaware limited liability company in accordance with applicable law based on documents prepared by Seller reasonably approved by Buyer.

17.        Non-Imputation. At Closing, Manager shall execute and deliver an affidavit in the form of Schedule 8 attached hereto and made a part hereof and such other reasonable documentation required by the Title Company to issue a non-imputation endorsement to the Title Policy to be issued to Buyer at Closing (“Non-Imputation Documents”).

15

18.        Breach. Notwithstanding any provisions of Sections 10 through 15, inclusive, to the contrary, a breach by any of the Sellers of their respective representations, warranties or covenants under this Agreement on or before Closing shall constitute a Seller default under the Agreement entitling Buyer to the remedies for such default under the Agreement.

19.        Counterpart. This Amendment may be executed in any number of counterparts, each of which, when executed, shall be deemed an original and all of which shall be deemed one and the same instrument. Facsimile transmission signatures of this Amendment shall be deemed to be original signatures.

20.        Advice. Each party to this Amendment has been individually and separately advised and represented by such legal, tax and other advisors as such party has desired, or has purposely chosen to forego such separate representations and advice.

[THIS SPACE INTENTIONALLY LEFT BLANK]

16

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

BUYER:

TRADE STREET OPERATING
PARTNERSHIP, LP, a Delaware limited
partnership

By:	Trade Street OP GP, LLC, a Delaware
limited liability company, its General
Partner

	By:	Trade Street Residential, Inc., a
Maryland corporation, its Sole
Member

		By:	/s/ Richard Ross
		Name:	Richard Ross
		Title:	CFO
		Date:	January 14, 2014

SELLERS:

WOODFIELD INVESTMENT COMPANY,
LLC, as Manager

By:
Name:
Title:
Date:

The signatures for the Members as Sellers are set forth either above or below their respective names on Schedule 1 attached hereto.

The Company hereby joins this Amendment for the purposes of consenting to the transaction described herein and the provisions hereof.

17

WAKE FOREST APARTMENTS, LLC,
a North Carolina limited liability company
LLC, as Manager

By: Woodfield Investment Company, LLC, its Manager

By:	/s/ Michael A. Underwood
Name:	Michael A. Underwood
Title:	Manager
Date:	January 14, 2014

18

SCHEDULE 1

MEMBERS		PERCENTAGE INTEREST
Woodfield Investment Company, LLC		55.000%

By:	/s/ Michael A. Underwood
Name:	Michael A. Underwood
Title:	Manager
Date:	January 14, 2014

ARA Investment Partners III LLC		1.380%

By:	/s/ Blake Okland
Name:	Blake Okland
Title:	Principal
Date:	December 16, 2013

Atlantic Associates, Ltd.		4.140%

By:	/s/ Leon E. Teske
Name:	Leon E. Teske
Title:	President
Date:	December 16, 2013

/s/ John Coleman		0.690%
John Coleman
Date:	December 17, 2013

Commercial Investment Group – Woodfield Creek, GP		7.658%

By:	/s/ Kevin M. Johnson
Name:	Kevin M. Johnson
Title:	President
Date:	December 17, 2013

/s/ Robert P. Conlon		0.690%
Robert P. Conlon
Date:	January 10, 2014

19

Connark Company, Ltd.		1.035%

By:	/s/ Leon E. Teske
Name:	Leon E. Teske
Title:	President
Date:	December 16, 2013

/s/ Kenneth A. Gill		1.380%
Kenneth A. Gill
Date:	December 19, 2013

/s/ Robert K. Grunewald		1.725%
Robert K. Grunewald
Date:	January 6, 2014

/s/ Robert A. Jones		1.380%
Robert A. Jones
Date:	December 15, 2013

/s/ Jeff M. Kane		0.690%
Jeff M> Kane
Date:	December 31, 2013

Delaware Charter Guarantee & Trust F/B/O Alain LeCoque SEP IRA		0.690%

By:	/s/ Rachel Heil, on behalf of Delaware Charter
Name:	Rachel Heil, on behalf of Delaware Charter
Title:	Retirement Plans Supervisor
Date:	December 19, 2013

20

PENSCO Trust Co. Custodian F/B/O Brian P. Schick IRA		1.483%

By:	/s/ Brian P. Schick, IRA Holder
Name:	Brian P. Schick
Title:	IRA Holder
Date:	December 30, 2013

/s/ Lori N. Ring		0.690%
Lori N. Ring
Date:	December 16, 2013

/s/ Michael G. Smith		0.690%
Michael G. Smith
Date:	December 15, 2013

Stifel Nicholas C/F Paul Finnen SEP IRA		1.380%

By:	/s/ Paul Finnen
Name:	Paul Finnen
Title:	SEP IRA
Date:	December 19, 2013

By:	/s/ William R. Greenwald
Name:	William R. Greenwald
Title:	Vice President
Date:	December 18, 2013

Sunwest Trust Inc. Custodian for Scott Vuncannon IRA		0.690%

By:	/s/ Scott Vuncannon
Name:	Scott Vuncannon
Title:	IRA Owner
Date:	December 17, 2013

By:	/s/ Cynthia Archulett
Name:	Cynthia Archulett
Title:	Executive Vice President
Date:	December 30, 2013

21

/s/ Kyle. W. Taylor		2.070%
Kyle W. Taylor
Date:	December 16, 2013

WCF Wake Forest LLC		10.349%

By:	Theresa R. Gebhart
Name:	Theresa R. Gebhart
Title:	Co-Manager
Date:	December 31, 2013

/s/ William C. Whitley		0.690%
William C. Whitley
Date:	December 16, 2013

DKTTP Capital LLC		1.380%

By:	/s/ Todd Gordon
Name:	Todd Gordon
Title:	Managing Member
Date:	December 19, 2013

/s/ John Ford		0.690%
John Ford
Date:	December 15, 2013

/s/ Margaret Ford
Margaret Ford
Date:	December 15, 2013

/s/ Greg Bonifield		0.772%
Greg Bonifield
Date:	January 6, 2014

PENSCO Trust Co. F/B/O Todd Jacobus IRA		0.772%

By:	/s/ Todd Jacobus
Name:	Todd Jacobus
Title:	Member
Date:	December 16, 2013

PENSCO Trust Co. F/B/O Michael Schwarz IRA		0.772%

By:	/s/ Michael Schwarz
Name:	Michael Schwarz
Title:
Date:	December 12, 2013

22

PENSCO Trust Co. F/B/O Mike Underwood Roth IRA		0.772%

By:	/s/ Michael A. Underwood
Name:	Michael A. Underwood
Title:
Date:	December 20, 2013

PENSCO Trust Co. F/B/O Chad Hagler IRA		0.345%

By:	/s/ Chad Hagler
Name:	Chad Hagler
Title:
Date:	December 16, 2013

TOTAL:		100%

23

SCHEDULE 2

CHANGE REQUESTS

1

SCHEDULE 3

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (“Assignment”) is entered into as of _____ day of ____________2014 (“Effective Date”), by and among __________________________________________ (“Assignee”), and the members listed on Schedule A, attached hereto (each an “Assignor” and collectively the “Assignors”), with the joinder of Woodfield Investment Company, LLC (“Manager”).

RECITALS:

A.           Wake Forest Apartments LLC (“Company”) was formed upon filing Articles of Organization with the North Carolina Secretary of State on February 28, 2012 and is governed by that certain Operating Agreement of Wake Forest Apartments LLC dated July 13, 2012 (as amended, the “Operating Agreement”).

B.           Each Assignor severally represents that he, she or it owns such Assignor’s respective membership interest in the Company as shown on Schedule A attached hereto (each, an “Interest” and collectively, the “Interests”), free of all liens, claims and encumbrances.

C.           Manager represents that it is the sole manager of the Company and that the Interests set forth on Schedule A attached hereto comprise one hundred percent (100%) of the membership interests of the Company.

D.           Pursuant to that certain Purchase and Sale Agreement effective October 29, 2012 (the “Original Agreement”) by and between the Company and Trade Street Operating Partnership, L.P. (“Trade Street”), as amended by that certain Amendment to Purchase and Sale Agreement dated ______________, 2014 (the “First Amendment”) by and among the Company, Trade Street, Manager and the Assignors (the Original Agreement together with the First Amendment, and as may be further amended, being referred to herein as the “Agreement”), the Assignors desire to assign the Interests in the Company to Assignee, free of liens and encumbrances, Manager desires to resign as manager of the Company, and the Assignors desire to consent to Assignee’s appointment of a replacement manager of the Company.

AGREEMENT:

NOW, THEREFORE, in consideration of Ten Dollars ($10.00), the mutual covenants set forth in this Assignment and the Operating Agreement, the consideration to be paid in cash or immediately available funds to Assignors from the proceeds of the Closing pursuant to Section 1.1.1 of the Agreement (the “Consideration”), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1

1.          Definitions. All terms used herein which have their initial letter capitalized which have been specially defined in the Operating Agreement shall have the same meaning herein as set forth in the Operating Agreement, unless expressly provided otherwise herein. All terms used herein which have their initial letter capitalized and which have not been specifically defined in the Operating Agreement but which have been specifically defined in the Agreement shall have the same meaning herein as set forth in the Agreement, unless expressly provided otherwise herein.

2.          Assignment. Each Assignor hereby assigns and transfers of his, her or its respective Interest (including the management and voting rights related thereto, if any) in the Company to Assignee free of all liens, claims and encumbrances. Each Assignor and Manager hereby approve the transfer of the Interests in the Company (including any and all applicable management rights related thereto) to Assignee as set forth above and in the Agreement. Each Assignor consents to the admission of Assignee as the sole Member of the Company owning the Interests (including any and all applicable the management and voting rights related thereto).

3.          Assumption. Assignee hereby accepts the assignment of the Assignors’ Interests in the Company and assumes all obligations with respect to such Interests first accruing from and after the Effective Date of this Assignment.

4.          Replacement Manager. Manager hereby resigns as the manager of the Company, and Assignee appoints ______________ [to be designated by Assignee] as the sole manager of the Company. Each Assignor hereby consents to the designation of such replacement manager of the Company.

5.          Amendments. The definition of “Members” in the Operating Agreements is amended to mean the Assignee.

6.          Sequencing. Each Assignor hereby consents that all acts contemplated and effected by this Assignment and the Agreement shall be deemed, for all purposes, to be effectuated in the following order: (i) the resignation of Manager as the manager of the Company, (ii) the appointment of ________________ [to be designated by Assignee] as sole manager of the Company, (iii) the assignment of all of the Interests in the Company from all Assignors to Assignee and admission of Assignee as sole Member in the Company, and (iv) the amendment to the Operating Agreement to reflect the foregoing; provided, however, that all of the foregoing shall be deemed to have occurred only upon the conclusion of Closing and the contemporaneous payment of the Consideration by Assignee in cash or immediately available funds.

7.          Consideration. The parties to this Assignment acknowledge and agree that they are each receiving reasonably equivalent value and sufficient consideration for executing this Assignment.

8.          Representations and Warranties. The representations and warranties of Manager and each of the Members contained in the Amendment are hereby separately and severally recertified as of the Effective Date of this Assignment by each such party to the same extent set forth in such Amendment.

2

9.          No Joint Liability. The parties understand and acknowledge that the Assignors are signing this single, consolidated Assignment, as opposed to signing separate assignment documents for each Assignor, for convenience purposes only. Notwithstanding anything to the contrary contained in this Assignment, the Agreement or any other documents executed in connection with the subject transaction and Closing, each Assignor set forth on Schedule A hereto joins in the execution of this Assignment for the limited and specific purpose of performing his, her or its obligations hereunder only with respect to each such Assignor’s respective share of and interest in the Interests, as if each Assignor were signing a separate assignment and assumption document for such purposes. No Assignor shall be bound by or liable with respect to the obligations, liabilities, indemnifications, representations or warranties of any other Assignor.

10.        Miscellaneous.

a.           This Assignment may be executed in a number of identical counterparts which, taken together, shall constitute collectively one (1) agreement; but in making proof of this Assignment, it shall not be necessary to produce or account for more than one such counterpart executed by the party to be charged. This Assignment may be executed by email and/or telecopy.

b.           Any future waiver, alteration, amendment or modification of any of the provisions of this Assignment shall not be valid or enforceable unless in writing and signed by the parties affected.

c.           This Assignment shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors, legal representatives, and assigns.

d.           The headings of paragraphs in this Assignment are for convenience of reference only and shall not in any way affect the interpretation or construction of this Assignment.

e.           Notwithstanding any provision to the contrary in the Agreement, this Assignment shall be governed by the laws of the State of North Carolina, without regard to is conflicts of law and to Federal law, as applicable. The exclusive venue for any action arising out of or related to this Assignment shall be the State or Federal courts in Wake County, North Carolina, and all parties agree to submit to the personal jurisdiction of such courts.

f.            The terms and conditions set forth in this Assignment are the product of joint draftsmanship by all parties, each party being represented by counsel to the extent such party desired to be (or having knowingly and voluntarily elected not to be represented by counsel), and any ambiguities in this Assignment or any documentation prepared pursuant to or in connection with this Assignment shall not be construed against any of the parties because of draftsmanship.

3

g.           In the event any provision of this Assignment shall be deemed invalid, such invalidity shall not invalidate the remainder of this Assignment.

h.           In the event all provisions of this Assignment require enforcement by such court, the prevailing party in any such action, in the event of any judgment in such case, including all appellate levels, shall be entitled to an award of reasonable attorneys’ fees and costs incurred therein.

i.            All covenants, representations and warranties set forth in this Assignment shall survive the execution of this Assignment for the statute of limitations period.

[SIGNATURE PAGE FOLLOWS]

4

EXECUTED as of the date first above written.

ASSIGNEE:

By:
Name:
Title:
Date:

5

Manager hereby joins and consents to the terms of this Assignment to agree to the terms of this Assignment.

MANAGER

Woodfield Investment Company, LLC

By:
Name:
Title:
Date:

6

SCHEDULE A to

Assignment and Assumption Agreement

ASSIGNOR:

Name:

Name:

7

SCHEDULE 4

CONSTITUENT DOCUMENTS

1

SCHEDULE 5

FINANCIAL STATEMENTS

1

SCHEDULE 6

TOTAL CONTRACTS

NAME

1

SCHEDULE 7

SPECIFIED CONTRACTS

NAME

2

SCHEDULE 8

State of ___________

County of ________

AFFIDAVIT AND INDEMNITY

The undersigned, being first duly sworn, on oath, deposes and says the following:

1.          The undersigned is __________________________[title or capacity] of_________________________________[name of entity].

2.          To the best knowledge of the undersigned,

a.	There are presently no defects in or liens, encumbrances or other claims against the title to the property described in that certain Commitment for Title Insurance No. _________________________________ issued by [insert name of the insuring company] (hereinafter referred to as “the Company"), having an Effective Date of _______ ______ , (“the Commitment”), other than those exceptions set forth therein, and other than the following: (If none, state "None");

and

b.	There are presently no inchoate rights which may ripen into any defect, lien, encumbrance or claim against the title to said property, other than the following: (If none, state "None")

3.          The undersigned makes these statements after having questioned all of the other members or partners and the employees and agents, if any, of [name of entity] who have had any substantial contact with any transaction or negotiation involving the property described in the Commitment.

1

4.          The undersigned makes these statements for the purpose of inducing the Company to issue the endorsement attached hereto as Exhibit A to one or more of the owner’s or loan policies issued pursuant to the Commitment.

Sworn to and subscribed
before me this ____ day of
________________, 2011
Name:

Notary Public

(NOTARY SEAL)

My Commission Expires:

The following indemnity is given to the Company as a further inducement to it to issue the said endorsement:

The undersigned hereby indemnifies the Company against any loss which the Company may suffer by virtue of any valid claim made under the said endorsement based on the existence of any defect in or lien, encumbrance, right or claim against or with respect to the title to the aforesaid property which was not disclosed in the above affidavit but which should have been so disclosed in order to make all statements in the affidavit true and correct. The undersigned understands such losses may include court costs and attorney's fees expended by the Company in defending the title or interest of the insured against such lien, encumbrance, right or claim.

Dated:_______________________________

WOODFIELD INVESTMENT COMPANY, LLC, a Delaware limited liability company

By:
Name:
Title:

2